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                                                                    EXHIBIT 1(C)

                              ARTICLES OF AMENDMENT

                                       OF

                    RESTATEMENT OF ARTICLES OF INCORPORATION

                                       OF

                        PAINEWEBBER RMA MONEY FUND, INC.

         PaineWebber RMA Money Fund, Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to UBS PaineWebber RMA Money Fund, Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:
         Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber RMA Money Fund, Inc." and substituting therefore "UBS PaineWebber RMA Money Fund, Inc."

SECOND:
         Article FIFTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking "PaineWebber Retirement Money Fund" and substituting therefor "UBS PaineWebber Retirement Money Fund."

THIRD:
         Article ELEVENTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking the present article and substituting therefor the following:
                  The Corporation acknowledges that it is adopting its corporate name through permission of UBS PaineWebber Inc., and agrees that UBS PaineWebber Inc. reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "UBS PaineWebber









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              RMA Money Fund, Inc." or "UBS PaineWebber Fund" or "UBS
              PaineWebber" or any similar name to any other corporation or entity, including but not limited to any investment company of which UBS PaineWebber Inc. or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser, administrator or distributor.

FOURTH:
         These amendments were approved by the Board of Directors on March 28, 2001.

         IN WITNESS WHEREOF, PaineWebber RMA Money Fund, Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 11th day of April, 2001.

                                       PaineWebber RMA Money Fund, Inc.

                                       By:  /s/ Dianne E. O'Donnell
                                            ------------------------------
                                                Dianne E. O'Donnell
                                                Vice President and Secretary

Attest:


/s/ Keith A. Weller
------------------------------------
Keith A. Weller
Assistant Secretary



         THE UNDERSIGNED, Vice President and Secretary of PaineWebber RMA Money Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and







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facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       /s/ Dianne E. O'Donnell
                                       -----------------------------------------
                                       Dianne E. O'Donnell
                                       Vice President and Secretary